October 24, 2025

American Century Investment Trust
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

I have acted as counsel to American Century Investment Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with Post-Effective Amendment No. 81 (the “PEA”) to the Trust’s Registration Statement on Form N-1A (File Nos. 033-65170, 811-07822), registering an indefinite number of shares of beneficial interest of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended (the “1940 Act”). As used in this letter, the term “Shares” refers to the series, and classes of such series, of shares of beneficial ownership of the Trust indicated on Schedule A hereto.

In connection with rendering the opinions set forth below, I have examined the PEA; the Trust’s Amended and Restated Agreement and Declaration of Trust and the current Bylaws, as reflected in the corporate records of the Trust; resolutions of the Board of Trustees of the Trust relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

I am a member of the Bar of the State of Illinois. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules) of the Commonwealth of Massachusetts that in my experience are normally applicable to the issuance of shares by entities such as the Trust. I express no opinion with respect to any other laws.

Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

1. The issuance of the Shares has been duly authorized by the Trust.

2. When issued and paid for upon the terms provided in the PEA, and assuming the continued valid existence of the Trust under the laws of the Commonwealth of Massachusetts, the Shares will be legally issued, fully paid and non-assessable. However, I note that shareholders of the Trust may, under certain circumstances, be held personally liable for the obligations of the Trust.

American Century Investments
P.O. Box 410141, 4500 Main Street	1-800-345-2021 or 816-531-5575
Kansas City, MO 64141-0141	www.americancentury.com

American Century Investment Trust
October 24, 2025

For the record, it should be stated that I am an employee of American Century Services, LLC, an affiliate of the Trust’s investment advisor.

I hereby consent to the use of this opinion as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Britny Hawk
Britny Hawk
Assistant Secretary

SCHEDULE A

Series	Class
Prime Money Market Fund	Investor Class
A Class
C Class

Diversified Bond Fund	Investor Class
I Class*
A Class
C Class
R Class
R6 Class
R5 Class
Y Class
G Class

U.S. Government Money Market Fund	Investor Class
A Class
C Class
G Class

High-Yield Fund	Investor Class
R5 Class**
A Class
C Class
R Class
R6 Class
I Class
Y Class

Short Duration Inflation Protection Bond Fund	Investor Class
R5 Class**
A Class
C Class
R Class
R6 Class
I Class
Y Class
G Class

NT Diversified Bond Fund	G Class***

NT High Income Fund	Investor Class
G Class***

Core Plus Fund	Investor Class
R5 Class**
A Class
C Class
R Class
I Class
G Class

Short Duration Fund	Investor Class
R5 Class**
A Class
C Class
R Class
I Class
R6 Class G Class

Short Duration Strategic Income Fund	Investor Class
R5 Class**
A Class
C Class
R Class
R6 Class
I Class
Y Class

High Income Fund	Investor Class
R5 Class
A Class
R6 Class
I Class
Y Class
G Class

Multisector Income****	Investor Class R5 Class A Class C Class R Class R6 Class I Class Y Class

* Formerly Institutional Class; name changed to I Class on 4/10/2017.
** Formerly Institutional Class; name changed to R5 Class on 4/10/2017.
*** Formerly Institutional Class; name changed to G Class on 7/31/2017.
**** Formerly Strategic Income Fund; name changed to Multisector Income Fund on 2/14/2023.